EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ConSyGen, Inc. Amended and Restated 2000 Combination Stock Option Plan of our report dated October 9, 2001 with respect to our audit of the consolidated financial statements of ConSyGen, Inc. (a Texas corporation) included in its Annual Report on Form 10-KSB for the year then ended May 31, 2001, filed with the Securities and Exchange Commission.

                                                       /s/ Weber & Company, P.C.

Scottsdale, Arizona
November 26, 2001